                                                                EXHIBIT 20(b)


                    ANNUAL STATEMENT AS TO COMPLIANCE


                          Officer's Certificate
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     I, George E. Borst, President and Chief Executive Officer of Toyota Motor Credit Corporation ("TMCC"), hereby certify as follows:

     (a) a review of the activities of TMCC as Servicer under the 1997-A SUBI Servicing Supplement (the "Agreement") dated September 1, 1997 among TMTT, Inc., as Titling Trustee, TMCC, as Servicer, and U.S. Bank National Association, as Trust Agent, for the year ended September 30, 2000, and of the performance of the Servicer under the Agreement has been made under my supervision;

     (b) to the best of my knowledge, based on such review, no default has occurred by the Servicer under the Agreement throughout such period; and

     (c) throughout such period the Servicer has maintained in full force and effect the Contingent and Excess Liability Insurance Policies required pursuant to Section 4.12 of the Agreement.



Date:  December 20, 2000                         /S/ GEORGE E. BORST
                                        ------------------------------------
                                                     George E. Borst
                                                      President and
                                                  Chief Executive Officer